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                                GOOD PRINTERS, INC.
                                 213 Dry River Road
                            Bridgewater, Virginia 22812
                                   (540) 828-4663

     THIS LEASE is entered into this 10th day of March, 1997, between Good Printers, Inc. (Good), a Virginia corporation, and General Financial Supply, Inc., an Iowa corporation, with principal offices at 321 Eleventh Street, Nevada, Iowa, and NORTHSTAR COMPUTER FORMS, INC., a Minnesota corporation who agree as follows:

     1. LEASED PROPERTY. Upon the terms and conditions hereinafter set forth in consideration of the payment of the rents and performance by General Financial of the covenants and agreements to be kept and performed by General Financial, Good does lease, let and demise to General Financial and General Financial hereby leases from Good the north warehouse portion (including the loading docks) of the property owned by Good at 213 Dry River Road, Bridgewater, Virginia; containing approximately 25,000 square feet at a cost of $2.82 per square foot annually, during the term of the lease and any extension thereof, lying in Rockingham County and being more particularly outlined in Exhibit A which is attached hereto and made a part hereof (Leased Property) together with the non-exclusive easement, right and privilege for General Financial and its employees and invitees to use the designated common areas for the land and parking areas as hereinafter defined, without charge, in common with Good and the other tenants and occupants of the building and their respective employees and invitees. The Term "common areas" is hereby defined to mean those portions of the land and parking areas made available for the general non-exclusive use, convenience and benefit of all occupants of the building and their respective invitees, including, without limitation, parking areas and facilities, driveways, truckways, delivery passages, access and egress entrances and roads, walkways, sidewalks, and restrooms adjacent to leased space.

     2. TERM. The term of this lease shall commence on June 1, 1997 and shall continue through May 31, 1999. Good grants to General Financial an option of two years to extend the term of

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this lease.  The option may be exercised by General Financial giving notice to
Good no later than March 30, 1999.

     3. ADJACENT PROPERTY. General Financial, in the conduct of its business, shall not interfere with the operations of Good in the property adjacent to the Leased Property.

     4. RENT. General Financial agrees to pay to Good rent payable in monthly installments each in the amount of Five Thousand Eight Hundred Seventy-Five Dollars ($5,875). The rent shall be payable on the lst day of each month commencing June 1, 1997 and shall continue on the same day of each month thereafter. General Financial agrees to pay Good rent of $5,875 per month during any extension of this lease.

     5. NET LEASE. It is the intention of Good and General Financial that the rent herein specified shall be net to Good in each year during the term of this Lease, except as hereinafter provided to the contrary. Accordingly, all costs, expenses, and obligations specifically related to the Leased Property which may arise or become due during the term of this Lease shall be paid by General Financial, and Good shall be indemnified and saved harmless by General Financial from and against all such costs, expenses, and obligations. Nothing herein contained shall be deemed to require General Financial to pay or discharge any liens or mortgages of any character whatsoever which may now exist or may hereafter be placed upon the Leased Property by the affirmative act of Good, nor to pay any costs or expenses associated with or arising from environmental conditions which were not caused by General Financial or which existed prior to General Financial's occupancy of the Leased Property. The net rent shall be paid to Good without notice or demand and without abatement, deduction, or setoff (except as otherwise specifically provided in this Lease).

     6. UTILITIES. Good warrants and represents that all utilities serving the Leased Property are separately metered, and all electric, water, heat, gas, sewer, sprinkler, and other utility systems are in good working order and condition. General Financial agrees to pay for its use of all utilities serving the Leased Property.

     7. TAXES. General Financial shall pay all taxes, licenses and permit fees and other governmental charges, general and special, of all kind and nature whatsoever, levied or imposed upon


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or become due and payable out of or with respect to any improvements to be constructed by General Financial on the Leased Property. Good shall pay all taxes assessed against the real estate comprising the Leased Property.

     8. USE. General Financial shall use the Leased Property for a warehouse facility and for light industrial use to receive, process, store, assemble, distribute and transport incoming and outgoing shipments of its product and for no other purposes without the prior written consent of Good, which consent shall not be unreasonably withheld, delayed or conditioned. General Financial shall use its best efforts to comply with all laws, regulations and ordinances, federal, state and local, governing its use of the Leased Property.

     9. HAZARDOUS WASTE/BY-PRODUCTS. In the event General Financial shall create, use or store any items which would constitute "hazardous waste or materials" within the meaning of any federal state or local law or ordinance, it shall promptly notify Good of such event, keeping Good advised as to the nature of its handling of such hazardous waste and materials, and shall comply in all respects with the handling, disposition or storage of such hazardous waste and materials as required by all federal, state and local laws, regulations and ordinances.

     Good represents and warrants that, to the best of its knowledge and belief, the Leased Property is in compliance with all federal, state, or local laws and/or ordinances. Good agrees to indemnify and hold General Financial harmless from any damage caused by the presence of hazardous materials located in the Leased Property that were not caused by General Financial or caused by the Non-Leased Property with any federal, state or local laws or ordinances.

     10. LIENS. General Financial will not permit or suffer to be filed any lien or claim of any kind against the Leased Property. If any such lien is claimed or filed, General Financial shall, within thirty (30) days after receipt of notice from Good, cause the Leased Property to be released from such claim, either by payment or by the posting of a bond.

     11. MUTUAL INDEMNITY. Good agrees to indemnify General Financial and save it harmless from and against all claims for personal injury, bodily injury including loss of life, and property damage arising from or out of any occurrence in or upon the Leased Property, occurring during the


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term hereof.  This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

     General Financial agrees to indemnify Good and save it harmless from and against all claims for personal injury, loss of life and property damage arising from or out of any occurrence in or upon the Leased Property, occurring after delivery of the Leased Property to General Financial during the term hereof. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

     12. INSURANCE. All Trade fixtures and Personal Property of General Financial placed upon the Leased Property and all property of General Financial shall be insured by General Financial at General Financial's expense against any loss or damage caused by fire or other casualty through obtaining such broad form of fire and casualty insurance policies as are customary in the industry. Good agrees to rely entirely upon its own property insurance for recovery with respect to any damage, loss or injury to the interests of Good thereby waiving any subrogation against General Financial since General Financial through its rent payments shares in the prorated costs of the insurance. Good further agrees to make such notifications as its insurance carrier(s) may request or demand so that the policies can be revised or noted to permit the release and waiver of subrogation agreed to herein. Good shall pay for and carry fire and casualty insurance policies as are customary in the industry insuring the Leased Property, exclusive of the personal property placed thereon by General Financial. In addition, General Financial shall maintain general public liability insurance in amounts of not less than $1,000,000 single limit coverage. These policies (or policy) shall protect Good and General Financial for losses occurring in the area leased by General Financial for bodily injury and personal injury. All such policies, and those insurance policies of Good maintained with respect to the Leased Property and the property adjacent thereto, shall name Good and General Financial as insurers as their respective interest may appear. Both parties shall cause to be delivered to the other certificates of insurance


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evidencing such coverage and containing provisions for thirty (30) days notice to both Good and General Financial of cancellation.

     13. DAMAGE OR DESTRUCTION. In the event of the destruction or damage of the existing improvements upon the Leased Property during the term of this Lease by fire or other insurable casualty, Good shall, subject to the time that elapses due to the adjustment of fire insurance, repair and/or restore the same to substantially the condition it was in immediately prior to such damage or destruction, except as otherwise provided in this paragraph. Good shall not be required to, but General Financial shall with due dispatch, replace or restore forthwith any trade fixtures, signs or other installations theretofore installed by General Financial. Rent payable under this Lease, shall be abated proportionately according to the floor area of the demised premises which is unusable by General Financial. Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by Good of such work of repair and/or reconstruction as good is obligated to do. If, however, the Leased Property should be damaged or destroyed by any cause, and Good shall decide to demolish or not to reconstruct the improvements thereon, Good may, within sixty (60) days after such damage or destruction, give General Financial written notice of such decision and thereupon this Lease shall be deemed to have terminated as of the date of the damage or destruction and General Financial shall immediately quit or surrender the leased premises to Good.

     14. ASSIGNMENT AND SUBLEASING. This Lease may not be assigned or subleased by General Financial, except to subsidiaries or affiliates, without the prior written consent of Good, which consent shall not be unreasonably withheld, delayed or conditioned.

     15. IMPROVEMENTS. General Financial shall not make any additions, alterations or improvements exceeding $50,000 in or to the Leased Property without Good's written consent, which consent shall not be unreasonably withheld, delayed or conditioned. All additions, alterations and improvements made in or to the Leased Property by General Financial, shall be at the expense of General Financial and shall become the property of Good and be surrendered with the premises at the termination of this Lease. General Financial shall have the right to remove its trade fixtures, provided General Financial repairs any damage caused by such removal. The failure of General Financial to


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remove, within a reasonable time, its fixtures or any of its property upon the termination of the term of this Lease, shall be deemed abandonment of such property at the option of Good.

     16. CONDEMNATION. If at any time during the term of this Lease, the Leased Property or any improvements located thereon, are taken by eminent domain, this Lease shall expire on the date when the Leased Property shall be so taken, and the rent shall be apportioned as of that date, except as herein provided. No part of any award shall belong to General Financial. If the amount of property taken by eminent domain is not so much as to make the Leased Property unusable for its intended purpose, then this Lease shall continue, and the rent shall be proportionately abated, based upon the amount of the Leased Property taken. General Financial shall have the right to make a separate claim with the condemning authority for the value of General Financial's property and/or moving and relocation expenses; provided, however, that such separate claims shall not reduce or adversely affect the amount of Good's award.

     17.  DEFAULT/TERMINATION.

          (a) Subject to Article 25 below, the occurrence of any of the following shall constitute a default of this Lease:

          1. RENT DEFAULT. Any failure by General Financial to pay the rental or any other payment required to be made where such failure continues for twenty
(20) days after written notice by Good.

          2. ABANDONMENT. The abandonment of the Leased Property by General Financial.

          3. BREACH. A failure by General Financial to observe and perform any other material provisions of this Lease, where such failure continues for thirty (30) days after written notice by Good to General Financial. However, if the nature of such default is such that it cannot reasonably be cured within such period, General Financial shall not be deemed to be in default if General Financial shall within this period commence to cure and then diligently complete such curing.

          4. INSOLVENCY. The making by General Financial of a general assignment for the benefit of creditors; the filing by or against General Financial of a petition to have General Financial adjudged bankrupt or of a petition for reorganization or arrangement under any bankruptcy law (unless,


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in the case of a petition filed against General Financial, the same is dismissed within sixty (60) days); the appointment of a trustee or a receiver to take possession of substantially all of General Financial's assets or of General Financial's interests in this Lease, were such possession is not restored to General Financial within thirty (30) days; or the attachment, or other judicial seizure of substantially all of General Financial's assets or of General Financial's interests in this Lease where such seizure is not discharged within thirty (30) days.


          (b) In the event of any default by General Financial, Good shall, upon its election, have the immediate option to terminate this Lease by giving written notice, and re-enter the Leased Property with process of law, and Good shall have all other remedies as the law and this Lease may provide. Upon default by General Financial, Good shall be required to mitigate General Financial's damages by attempting in good faith to re-let the property, receive and collect the rent therefrom and apply the same first to the payments of such expenses as it may have incurred, including all reasonable attorney's fees in recovering possession and re-letting the Leased Property, and then to the rental herein provided, and General Financial agrees to pay any deficiency which may arise.

          (c) Upon the termination of this Lease, whether upon its expiration or termination, General Financial shall surrender and deliver the Leased Property peaceably to Good in the same condition as it existed at the inception of this Lease, reasonable wear and tear and damage by fire or other casualty excepted.

          (d) General Financial acknowledges that late payment by General Financial to Good of rent and other sums due hereunder will cause Good to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Good by the terms of any mortgage or trust deed covering the property. Accordingly, if any installment of rent or any other sum due from tenant shall not be received by Good within twenty (20) days after written notice that is such amount due, General Financial shall pay to Good a late charge equal to 10% of such over due amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Good will incur by reason of late payment by General Financial. Acceptance of such late


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charge by Good shall in no event constitute a waiver of General Financial's default with respect to such overdue amount, nor prevent Good from exercising any of the other rights and remedies granted hereunder.

     18. MAINTENANCE.

     SECTION 1. General Financial shall maintain the interior and dock areas of the Leased Property and all improvements located thereon in a good state of repair (reasonable wear and tear and damage by fire or other casualty excluded) and shall repair any damage caused solely by General Financial. It is clearly understood that General Financial shall not be responsible for any maintenance/repair of any structural portion of the building, including, but not limited to, the roof, walls, plumbing, sprinklers, floors, windows/plate glass, roof drains, electrical, etc. unless such damage is caused solely by General Financial.

     SECTION 2. Good agrees to maintain all previously described common areas of the property in good order, condition and repair and is a safe, clean, sightly and sanitary condition in accordance with good and accepted industry practices. The maintenance obligations of Good shall include, the prompt cleaning and removal of ice and snow, prompt repairing of common areas, if requested, and adequate lighting of all exterior common areas.

     19. QUIET ENJOYMENT. Good covenants and agrees with General Financial that so long as General Financial keeps and performs all of the covenants and conditions required of it under the terms of this Lease, General Financial shall, at all times during the Lease term and during any extension or renewal, have quiet, undisturbed and continued possession of the Leased Property, free from any claims of Good.

     20. RIGHT OF INSPECTION. Good shall have the right, with prior notice to General Financial, at all reasonable times to examine the condition and use of the Leased Property.

     21. GOVERNING LAW. This agreement shall be governed under the laws of the Commonwealth of Virginia.

     22. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and insure to the benefit of the parties hereto and their respective permitted successors and assigns.


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     23.  ENTIRE AGREEMENT.  This agreement contains the entire agreement between the parties of this date.

     24. SUBORDINATION. This lease shall be subordinate to any deed of trust or mortgage which Good may place upon the Leased Property. General Financial shall execute any such documents required by any lender of Good's to evidence such subordination.

     25. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by and on their behaves as thereunto duly authorized.

                                        GOOD PRINTERS, INC.
                                        ("Good")


                                        By:_______________________________
                                             Chester Bradfield
                                             President



                                        GENERAL FINANCIAL SUPPLY, INC.
                                        ("General Financial")


                                        By:_______________________________
                                             Kenneth E. Overstreet
                                             President



                                        NORTHSTAR COMPUTER FORMS, INC.


                                        By:________________________________
                                                Mary Ann Morin
                                             Chief Financial Officer


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                                     EXHIBIT A

                             LEASE SPACE GOOD PRINTERS
                                      03/10/97


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